LETTER OF TRANSMITTAL

                                    Regarding
                                    Interests
                                       in

                              TROON PARTNERS, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 1, 1999

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                 RECEIVED BY THE PARTNERSHIP BY, 12:00 MIDNIGHT,
                  NEW YORK TIME, ON FRIDAY, DECEMBER 31, 1999,
                          UNLESS THE OFFER IS EXTENDED.
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          Complete This Letter Of Transmittal And Return Or Deliver To:

                                    PFPC Inc.
                                  P.O. Box 358
                               Claymont, DE 19703

                               Attn: Karl Garrett

                           For additional information:
                              Phone: (888) 520-3280
                                     (888) 697-9661
                               Fax: (302) 791-2387
                                    (302) 791-3225

Ladies and Gentlemen:

      The undersigned hereby tenders to Troon Partners, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Partnership"), the partnership interest in the Partnership or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 1, 1999 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this letter of transmittal (which together constituted the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE PARTNERSHIP TO

REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

      The undersigned hereby sells to the Partnership the partnership interest in the Partnership or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the partnership interest in the Partnership or portion thereof tendered hereby and that the Partnership will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

      The undersigned recognizes that under certain circumstances set forth in the Offer, the Partnership may not be required to purchase any of the partnership interests in the Partnership or portions thereof tendered hereby.

      Payment of the cash portion of the purchase price for the partnership interest in the Partnership or portion thereof of the undersigned (the "Cash Payment"), as described in Section 6 of the Offer to Purchase, shall be sent to the undersigned by wire transfer to the undersigned's brokerage account at CIBC World Markets Corp. ("CIBC WM") The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a partner's brokerage account, upon a withdrawal of such cash payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering partner in the sole discretion of the Individual General Partners of the Partnership.) A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with CIBC WM. (Any contingent payment due pursuant to the Note will also be deposited directly to the tendering partner's brokerage account at CIBC WM, and, upon a withdrawal of such contingent payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.) The undersigned recognizes that the amount of the Cash Payment will be based on the unaudited net asset value as of December 31, 1999, of the partnership interest or portion thereof tendered, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Partnership's financial statements for 1999, which is anticipated to be completed not later than 60 days after the Partnership's fiscal year end, and will be paid in cash within ten days thereafter.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PART 1. NAME AND ADDRESS:

        Name of partner:
                        --------------------------------------------------------

        Social Security No.
        or Taxpayer
        Identification No.:
                           ---------------------------

        Telephone Number:  (          )
                           ----------------------------

PART 2. AMOUNT OF PARTNERSHIP INTEREST IN THE PARTNERSHIP TO BE TENDERED:

      |_| Entire partnership interest. Any limited partner who has not been a limited partner for at least twelve full calendar months must maintain a minimum interest of the greater of: (a) $150,000, net of the incentive allocation or net of the tentative incentive allocation; or (b) the tentative incentive allocation (the "Required Minimum Balance").*

      |_| Portion of partnership interest expressed as a specific dollar value. (Subject to maintenance of the Required Minimum Balance.*)

                                        $
                                         -------------

      |_|   Portion of partnership interest in excess of the Required Minimum.*

            *The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Partnership reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3. PAYMENT.

      CASH PAYMENT

      Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to a partner's brokerage account, upon a withdrawal of the cash payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangements with the tendering partner.)

      PROMISSORY NOTE

      The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that any contingent payment due pursuant to the Note will also be deposited directly to the undersigned's brokerage account at CIBC WM, and, upon a withdrawal of such contingent payment from such account, CIBC WM will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.

PART 4. SIGNATURE(S).

For Individual Investors
and Joint Tenants:                     For Other Investors:
------------------                     --------------------


------------------------------------   -----------------------------------------
Signature                              Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)

------------------------------------   -----------------------------------------
Print Name of Investor                 Signature
                                       (SIGNATURE OF OWNER(S) EXACTLY AS
                                       APPEARED ON SUBSCRIPTION AGREEMENT)

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Joint Tenant Signature if necessary    Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)

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Print Name of Joint Tenant             Co-signatory if necessary
                                       (SIGNATURE OF OWNER(S) EXACTLY AS
                                       APPEARED ON SUBSCRIPTION AGREEMENT)

                                       -----------------------------------------
                                       Print Name and Title of Co-signatory

Date:
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